                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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
                                                STATE OR OTHER JURISDICTION
                                                    OF INCORPORATION OR
                          NAME                          ORGANIZATION
           ----------------------------------  ------------------------------
1.         SFI of Delaware, LLC                               Delaware
2.         United Envelope, LLC                               Delaware
3.         Data Business Forms Limited                          Canada
4.         Hano Document Printers, Inc.                       Virginia
5.         Huxley Envelope Corp.                              New York
6.         Pocono Envelope Corp.                          Pennsylvania
7.         Rex Envelope Co., Inc.                             New York
8.         Astrid Offset Corp.                                New York
9.         3303471 Canada Limited                               Canada
10.        1186202 Ontario Limited                              Canada
11.        SFI of Puerto Rico, Inc.                           Delaware
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